UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 20, 2014

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 20, 2014, The NASDAQ Stock Market LLC (“NASDAQ”) issued a letter granting the Company an extension until October 6, 2014 to regain compliance with Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of $2.5 million in stockholders’ equity.  Previously, the Company had been required to demonstrate compliance with the minimum $2.5 million stockholders’ equity requirement in the Company’s Form 10-Q for the quarter ended June 30, 2014.  However, when the Company realized that its stockholders’ equity as of June 30, 2014 would be only $1.65 million, it requested a further extension from NASDAQ, which was granted.

If the Company does not regain compliance with the minimum stockholders’ equity requirement by October 6, 2014 and evidence such compliance on its periodic report ending September 30, 2014, the Company may be subject to delisting from NASDAQ.  In the event the Company does not satisfy the requirement and subsequently receives written notification that it will be delisted, it may appeal the Staff’s determination to a Hearings Panel.

The Company currently expects that it will meet the minimum stockholders’ equity requirement on or before October 6, 2014 and that such compliance will be evidenced in the Company’s Form 10-Q for the quarter ending September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 26, 2014	Astea International Inc.
		By:	/s/Rick Etskovitz
		Name:	Rick Etskovitz
		Title:	Chief Financial Officer